UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2025

LIGHTSTONE VALUE PLUS REIT V, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-53650	20-8198863
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1985 Cedar Bridge Avenue, Suite 1
Lakewood, New Jersey 08701

(Address of principal executive offices)

(Zip Code)

(732) 367-0129

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets

On January 31, 2025,  Lightstone Value Plus REIT V, Inc. (the “Company”) and Independence Realty Operating Partnership, LP, (the “Autumn Breeze Apartments Buyer”), an unaffiliated third party, entered into a purchase and sale agreement (the “Autumn Breeze Apartments Agreement”) pursuant to which the Company would dispose of a 280-unit multifamily property located in Noblesville, Indiana (the “Autumn Breeze Apartments”) to the Autumn Breeze Apartments Buyer for a contractual sales price of $59.5 million.

On February 27, 2025, the Company completed the disposition of the Autumn Breeze Apartments pursuant to the terms of the Autumn Breeze Apartments Agreement. In connection with the disposition of the Autumn Breeze Apartments, its non-recourse mortgage loan (the “Autumn Breeze Apartments Mortgage”) of $28.9 million was defeased at a cost of $28.0 million. The Company’s net proceeds from the disposition of the Autumn Breeze Apartments were $29.9 million, after the defeasance of the Autumn Breeze Apartments Mortgage and related transaction costs and pro rations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSTONE VALUE PLUS REIT V, INC.

Dated: March 3, 2025	By:	/s/ Seth Molod
Seth Molod
Chief Financial Officer & Executive Vice President

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